UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

 Exchange Act of 1934

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QUANTUMSPHERE, INC.

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2905 Tech Center Drive

Santa Ana, CA 92705

Dear Fellow Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (Annual Meeting) of QuantumSphere, Inc. on December 18, 2015 at 10 a.m. PST. The Annual Meeting will be held at our corporate offices located at 2905 Tech Center Drive, Santa Ana, CA 92705.

The items to be considered and voted on at the Annual Meeting are described in the Notice and the Proxy Statement accompanying this letter. Please carefully read these materials and our Annual Report which is enclosed with the Proxy Statement.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON you must either call or email Stephanie Hargis at (714) 545-6266 or shargis@qsinano.com on or before December 17, 2015 and ask to have your name placed on the attendance list. Only those whose names appear on the attendance list will be allowed to enter and attend the Annual Meeting. Please note that you will need to present picture identification to gain entrance to the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, your vote is very important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet, or by mail, in each case by following the instructions on the proxy card. If you do attend the Annual Meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

On behalf of our Board of Directors, I would like to express our appreciation for your continued interest in QuantumSphere, Inc.

Sincerely,

/s/ Kevin D. Maloney
Kevin D. Maloney, MBA
Chairman, Chief Executive Officer and President
October 28, 2015

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of QuantumSphere, Inc.:

The 2015 Annual Meeting of Stockholders (Annual Meeting) of QuantumSphere, Inc. will be held on Friday, December 18, 2015, at 10 a.m. PST, at our corporate offices located at 2905 Tech Center Drive, Santa Ana, CA 92705 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	Election of the following six nominees to our Board of Directors to serve until the 2016 Annual Meeting of Stockholders;

●	Kevin D. Maloney, MBA	●	Francis C. Poli, Esq.

●	Marc H. Goroff, Ph.D.	●	Steven S. Myers

●	Robert S. Venable, CFA, MBA	●	Jeffery W. Palmer, MBA

2.	Ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent registered public accounting firm for QuantumSphere, Inc. for the fiscal year ending June 30, 2016; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on October 23, 2015 are entitled to notice of and to vote at our annual meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to the Annual Meeting for a period of ten days prior to the Annual Meeting.

We take advantage of the SEC’s rule that allows us to furnish our proxy materials to our stockholders over the Internet. We believe electronic delivery helps expedite the receipt of materials and, by printing and mailing a smaller volume, helps lower our costs and reduce the environmental impact of the materials for our Annual Meeting. On or about October 28, 2015, a Notice of Internet Availability of Proxy Materials (which we refer to as the “Notice of Internet Availability”) or a full set of proxy materials will be mailed to our stockholders. The Notice of Internet Availability contains instructions on how to access the Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders online. The Notice of Internet Availability also instructs you on how to access your proxy card. If you receive a Notice of Internet Availability, you will not receive a printed copy of these materials, unless you specifically request one. The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. You may vote over the Internet, by telephone or, if you request or receive a printed copy of the proxy materials, by completing, signing and mailing a proxy card.

By order of the Board of Directors

/s/ Kevin D. Maloney
Kevin D. Maloney, MBA
Chairman, Chief Executive Officer and President
October 28, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2015.

QuantumSphere, Inc.’s Proxy Statement for the 2015 Annual Meeting of Stockholders and the Annual Report to Shareholders on Form 10-K for the fiscal year ended June 30, 2015, are available online at: http://www.hivedms.com/QuantumSphere.

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PROXY STATEMENT

Introduction

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of our Board of Directors (our “Board”) of QuantumSphere, Inc., a Nevada corporation (“QSI”, “we”, “us”, or “our”), for use in connection with our 2015 Annual Meeting of Stockholders (“Annual Meeting”) to be held on Friday, December 18, 2015, beginning at 10:00 a.m. PST at our corporate offices located at 2905 Tech Center Drive, Santa Ana, California 92705, and at any and all adjournments or postponements thereof. At our Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: (1) the election of our Board of Directors; (2) the ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2016; and (3) any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about October 28, 2015.

We abide by a procedure approved by the U.S. Securities and Exchange Commission (SEC) called “householding.” Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or Notice. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice at the same address by either calling or emailing Stephanie Hargis at (714) 545-6266 or shargis@qsinano.com.

How to Read this Proxy Statement

This Proxy Statement contains the proposals to be considered by stockholders at our Annual Meeting, as well as important information concerning, among other things: our management and our Board; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of management and other large stockholders; the services provided to us by and fees of our independent registered public accounting firm; and instructions for stockholders who want to make proposals at the 2016 Annual Meeting of Stockholders. Each stockholder should read this information before completing and returning the enclosed proxy card.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Only holders of record of our common stock at the close of business on October 23, 2015 (the “Record Date”) are entitled to notice of our Annual Meeting and to vote at our Annual Meeting. As of the Record Date, we had 22,561,884 shares of common stock issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary, at or before the taking of the vote at our Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending our Annual Meeting and voting in person.

Voting and Solicitation

Each share of our common stock is entitled to one vote on all matters presented at our Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed unrevoked proxies will be voted: (i) FOR the election of each of the nominees for director named in this proxy statement and (ii) FOR the ratification of the selection of Squar Milner to serve as our independent registered public accounting firm for our fiscal year ending June 30, 2016. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed proxy card will vote such proxy in accordance with the recommendation of our Board.

This Proxy Statement is being sent to each holder of the issued and outstanding shares of our common stock, $0.001 par value per share, entitled to vote at the Annual Meeting in order to furnish information relating to the business to be transacted at the Annual Meeting. The enclosed form of proxy is solicited by our Board and the proxies named therein have been designated by our Board. Shares represented by the proxy will be voted at the Annual Meeting and, where a choice has been specified, such shares will be voted in accordance with such specification. The cost of preparing, assembling and e-mailing will be paid by QSI. In addition to our solicitation of proxies by this Proxy Statement, officers, directors, or other employees of QSI, as yet undesignated, and without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable.

Please vote by using the telephone or Internet voting systems described in the Notice of Internet Availability of Proxy Materials or the proxy card or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date, and return the proxy card as soon as possible. It is hoped that you will attend the Annual Meeting.

Any stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Secretary of QSI, by voting in person at the Annual Meeting, or by execution of a subsequent proxy provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Quorum; Abstentions; Broker Non-Votes; Required Vote

The required quorum for the transaction of business at our Annual Meeting is the holders of a majority of the stock issued and outstanding on the Record Date and entitled to vote at our Annual Meeting, present in person or by proxy.

Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at our Annual Meeting with respect to such matter.

Proposal No. 1 (election of directors) - Pursuant to our Amended and Restated Bylaws (our “Bylaws”), our directors shall be elected by a plurality of the votes cast in the election of directors (i.e., the number of shares voted “FOR” a director nominee must exceed the number of votes “withheld” from that nominee). Shares as to which a stockholder withholds voting authority in the election of directors and broker non-votes, which are described below, will be counted as present in determining whether the quorum requirement is satisfied but will not be counted as votes cast and, therefore, will not affect the outcome of Proposal No. 1 (election of directors).

Proposal No. 2 (ratification of Squar Milner) - Although we are not required by Nevada law, our Articles of Incorporation, as amended (our “Articles”) or our Bylaws to submit the appointment of Squar Milner to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2016, to a vote of stockholders for ratification, our Board is doing so as a matter of good corporate practice. Pursuant to Nevada law and our Bylaws, the ratification of Squar Milner to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2016, will be approved if the number of votes cast in favor of the item by the stockholders entitled to vote exceeds the number of votes cast in opposition to the item. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but not for purposes of determining the number of votes cast on Proposal No. 2. Broker non-votes are shares held in street name for which a broker returns a proxy card but indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.

If your shares of common stock are held in street name by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, then your shares will be voted as you direct. If you do not give instructions, then for Proposal No. 2 (ratification of Squar Milner) the broker may vote your shares in its discretion, but for the Proposal No. 1 (election of directors) the broker may not be entitled to vote your shares at all.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding those individuals currently serving as our directors (or nominated to serve as a director) and executive officers:

Name	Age	Position
Kevin D. Maloney, MBA	43	Chairman, Chief Executive Officer and President
Gregory L. Hrncir, Esq.	48	Chief Strategy Officer, General Counsel and Secretary
Stephen C. Gillings, MBA	66	Chief Financial Officer and Treasurer
Thomas Candelaria	55	Executive Vice President, Corporate Development
Marc H. Goroff, Ph.D.	53	Director
Steven S. Myers	69	Director
Francis C. Poli, Esq.	52	Director
Robert S. Venable, CFA, MBA	52	Director
Jeffery W. Palmer, MBA	52	Director

Biographical information with respect to our director nominees (Kevin D. Maloney, Marc H. Goroff, Steven S. Myers, Francis C. Poli, Robert S. Venable and Jeffery W. Palmer) is set forth below beginning on page 13 under the heading “PROPOSAL 1 — ELECTION OF DIRECTORS”. No director or executive officer has been involved in any legal proceeding during the past ten years that is material to an evaluation of his or her ability or integrity.

Biographical information for our executive officers who do not also serve on our Board is as follows:

Gregory L. Hrncir, Esq. is our Chief Strategy Officer and has been involved with QSI since 2004. For the past 20 years, he has served as a strategist for a broad range of emerging growth technology companies, principally focusing on the software and clean tech sectors. In 1994, Mr. Hrncir commenced his career in private law practice in Los Angeles. Mr. Hrncir’s practice included securities and corporate transactional matters, including IPOs, M&A, private placements, and other complex business transactions, Mr. Hrncir currently serves as a member of the board of directors of PayScan America, Inc. and Mobilogix, Inc., each of which are privately held. Mr. Hrncir received a Bachelor of Science from Arizona State University and a Juris Doctor from Whittier Law School. Mr. Hrncir is a member of the Arizona and California State Bars and numerous philanthropic and industry associations.

Stephen C. Gillings, MBA is our Chief Financial Officer and has served in the same capacity with QSI since September 2013. Mr. Gillings has over twenty-five years’ experience in management positions, primarily with publicly traded companies. Mr. Gillings rejoined QuantumSphere in September 2013. During the period 2011 thru August 2013, Mr. Gillings served as Controller of AllDigital, a publicly traded company that provides digital broadcasting solutions. Mr. Gillings was responsible for the accounting department, cash reporting, preparation of quarterly reviews and annual audits, and the preparation of 34’ Act reports. Mr. Gillings previously served as Vice President, Finance for QSI during the period 2006 through 2010, and had responsibility over all accounting functions, cash reporting, monthly management reports, and preparation of quarterly reviews and annual audits. Prior to initially joining QuantumSphere, Mr. Gillings was with I/OMagic Corporation, a publicly traded company for over eight years serving in the capacity of Controller, VP Finance, and ultimately as Chief Financial Officer for the final three years. Mr. Gillings earned a B.S. degree with an emphasis in accounting from the University of California, Berkeley and an MBA in finance from California State University at Fullerton.

Thomas Candelaria is our Executive Vice President, Corporate Development and has been involved with the Company since mid-2012. Prior to joining QSI, he served as Director of Corporate Development for Single Touch Systems, Inc. (SITO.OB). During the past 18 years, through privately held TMC Advisors, he participated in multiple private equity transactions exceeding $100 million. He has participated in several angel round and late stage investments for numerous start-up ventures. In 1997, he was a co-founder of Digital On-Demand, Inc. a private digital music distribution company that was sold in 2000 to Yucaipa Holdings, Inc., the parent company of Alliance Entertainment, and later merged into Source Interlink. Previously, Mr. Candelaria was an Executive VP with Paine Webber, and Prudential Bache securities. Mr. Candelaria has over 20 years’ experience in developing, negotiating, and managing complex international businesses development, finance, and partnership transactions in a broad range of industries. As an experienced early stage investor, he has launched several companies, most recently serving as President of Stream Works Technologies, Inc. Prior to that, Mr. Candelaria co-founded and served as Vice President and CFO of Digital On-Demand, a digital entertainment network which was awarded the coveted Microsoft award for best Windows application in 1998. With distribution contracts in place with major entertainment producers including Sony, Universal, EMI, BMG, Disney, and major retailers including Target, Best Buy, Kmart, Musicland, and Tower - the company was sold to Alliance Entertainment, which ranks among the world’s largest entertainment companies. A graduate from UC Santa Barbara with a Bachelor’s in Business Economics, Mr. Candelaria was also a member of the 1979 NCAA Division 1 National Championship Water Polo team.

CORPORATE GOVERNANCE

Overview

The following sections of this Proxy Statement provide an overview of our corporate governance structure and processes, including the independence and other criteria we use in selecting director nominees; our Board leadership structure; and certain responsibilities and activities of our Board and its committees. We also discuss how stockholders can communicate with our Board.

Criteria for Board Membership

From time to time, our Board reviews and assesses the appropriate skills and characteristics required of Board members in the context of the current size and make-up of our Board. This assessment includes issues of diversity in numerous factors such as work experience and other knowledge relevant to our core businesses. These factors, and any other qualifications considered useful by our Board, are reviewed in the context of an assessment of the perceived needs of our Board when nominating and recommending candidates for election by the stockholders. As a result, the priorities and emphasis that our Board places on various selection criteria may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, our Board has not established any specific minimum criteria or qualifications that a nominee must possess. In addition, our Board is committed to considering candidates for our Board regardless of gender, ethnicity and national origin. We believe that these considerations and the flexibility of our nomination process have created diversity on our Board.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. Our Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Our current structural philosophy provides for a board comprised primarily of independent non-employee directors, as well as Compensation and Audit Committees comprised entirely of independent non-employee directors. Our Board believes that this leadership structure is optimal for us at the current time, as it provides independent oversight, coupled with a small number of employee directors who are deeply familiar with our history and operations.

Management is responsible for assessing and managing risk, subject to oversight by our Board. Our Board executes its oversight responsibility for risk assessment and risk management both directly and through our Audit and Compensation Committees.

Director Independence

As of October 23, 2015, five of six directors are deemed to be independent. In making a determination of independence, our Board reviewed the relationships and transactions occurring since the beginning of 2012 between each director, the family members of each director and any entities affiliated with each director and us, our executive officers and our independent registered public accounting firm. In making its determination, our Board applies standards for independence set forth by the Securities and Exchange Commission and the Nasdaq Marketplace Rules. In each case, our Board determined that Messrs. Goroff, Myers, Poli, Venable, and Palmer were independent.

Our Board has also determined that each member of our Audit, Compensation, Nominating and Governance, and Committees meets the independence requirements applicable to those committees prescribed by the Securities and Exchange Commission and the Nasdaq Marketplace Rules.

Stockholder Communications

Stockholders may communicate with our Board by writing to us at QuantumSphere, Inc., 2905 Tech Center Drive, Santa Ana, CA 92705, Attn: Corporate Secretary. Communication received in writing will be distributed to the Chairman of the Board or the chairman of the appropriate Board committee, depending on the facts and circumstances contained in the communication received. The Corporate Secretary has been instructed not to forward items that are deemed to be of a frivolous nature, unrelated to the duties and responsibilities of the Board or are otherwise inappropriate for our Board’s consideration. In certain instances, the Corporate Secretary may forward such correspondence to others in management for review and possible action or response.

BOARD OVERSIGHT PROCESS AND COMMITTEES

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

Our Board held 15 meetings during the fiscal year ended June 30, 2015. Such meetings consisted of meetings at which a quorum of the directors was present in person or by telephone. Each of our directors then serving attended at least 75% of the meetings of the Board and the committees on which they served during the fiscal year ended June 30, 2015. In addition, our board of directors approved certain matters on two occasions via unanimous written consent. We do not have a formal policy with regard to board members’ attendance at annual meetings, but we encourage them to attend each stockholders’ meeting. All of our directors attended our 2014 Annual Meeting of Stockholders.

Our Board has established an Audit Committee, a Governance and Nominating Committee and a Compensation Committee under charters that have been approved by our Board. Our Board has also established a Strategic Planning and Operations Committee and is in the process of formulating its charter. Our Board has appointed members to the Audit Committee and the Compensation Committee that are independent as defined under the rules of the NASDAQ Capital Market and the independence requirements contemplated by Rule 10A-3 under the Exchange Act of 1934 (the “Exchange Act”). While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board will be regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole. Francis C. Poli serves as our lead director, where the lead director is a chair position. The current committees are described in detail below.

The Audit Committee

The members of our Audit Committee are Francis C. Poli, Steven S. Myers, and Robert S. Venable with Mr. Venable serving as the chair. Our Board has determined that Mr. Venable is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The Audit Committee held 4 meetings during the fiscal year ended June 30, 2015.

Our Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, our Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by our Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. In particular, the responsibilities of our Audit Committee include:

●	Appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

●	Overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	Monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	Overseeing our risk assessment and risk management processes; and

●	Preparing the audit committee report required by the rules of the Securities and Exchange Commission.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our registered independent public accounting firm are approved in advance by our Audit Committee.

Report of the Audit Committee

To the Board of Directors of QuantumSphere, Inc.

The Audit Committee has reviewed and discussed with management QSI’s audited financial statements contained in its Annual Report on Form 10-K for fiscal year ended June 30, 2015 (the “Annual Report”), and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). Additionally, the Audit Committee has received the written disclosures and the letter from QSI’s independent registered public accounting firm concerning its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee, and has discussed with the Company’s independent registered public accounting firm its independence.

In performing its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of QSI’s management, which has the primary responsibility for the financial statements and reports, and of the independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of QSI’s annual financial statements to generally accepted accounting principles. In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the Company’s audited financial statements in the Annual Report.

Robert S. Venable, Chair

Francis C. Poli

Steven S. Myers

The Governance and Nominating Committee

The members of our Governance and Nominating Committee are Steven S. Myers, Francis C. Poli and Robert S. Venable with Mr. Myers serving as the chair. Our Governance and Nominating Committee will manage risks associated with the independence of the Board, corporate disclosure practices, and potential conflicts of interest. In particular, our Governance and Nominating Committee responsibilities include:

●	Assist our Board by identifying qualified candidates for director, and to recommend to our Board the director nominees for the next Annual Meeting of stockholders;

●	Lead our Board in the annual review of its performance;

●	Recommend to our Board director nominees for each Board committee; and

●	Develop and recommend to our Board corporate governance guidelines applicable to us.

The Governance and Nominating Committee held 4 meetings during the fiscal year ended June 30, 2015.

The Compensation Committee

The members of our Compensation Committee are Steven S. Myers, Robert S. Venable and Francis C. Poli with Mr. Poli serving as the chair. The Compensation Committee held 4 meetings during the fiscal year ended June 30, 2015. The responsibilities of our Compensation Committee include:

●	Setting salary, bonus, stock options and other benefits for executive officers;

●	Reviewing and approving, consistent with the compensation philosophy adopted by the compensation committee, any annual incentive compensation plan for our chief executive officer and other executive officers, and evaluate the performance of the chief executive officer and other executive officers; and

●	Overseeing and administering our cash and equity incentive plans.

In addition, our Compensation Committee will be responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking.

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

The Strategic Planning and Operations Committee

The members of our Strategic Planning and Operations are Jeffery W. Palmer, Steven S. Myers and Marc H. Goroff, with Mr. Palmer serving as the chair. The charter of the Strategic Planning and Operations Committee, including its responsibilities are presently being formulated.

The Strategic Planning and Operations Committee held 4 meetings during the fiscal year ended June 30, 2015.

DIRECTOR COMPENSATION

Summary of Director Compensation

Since 2014, our directors have received the following compensation:

●	An annual retainer of $24,000 to each of our non-employee directors for service on our Board;

●	An annual payment of an additional $16,000 to the chair of our Audit Committee, who is a non-employee director;

●	An annual payment of $6,000 to the chair of our Compensation Committee, who is a non-employee director;

●	An annual payment of $6,000 to the chair of our Governance and Nominating Committee, who is a non-employee director;

●	An annual payment of $6,000 to the chair of our Strategic Planning and Operations Committee, who is a non-employee director;

●	An annual payment of $6,000 to our lead director;

●	An annual stock option grant for the purchase of 40,000 shares of our common stock vesting on the date of the grant to any newly elected director;

●	An annual stock option grant for the purchase of 40,000 shares of our common stock vesting on the date of grant to any director continuing his or her service on our Board; and

●	An annual stock option grant for the purchase of 10,000 shares of our common stock vesting on the date of grant to our lead director and to the respective chair of our Audit Committee, our Governance and Nominating Committee, our Compensation Committee, and our Strategic Planning and Operations Committee.

The following table summarizes the compensation paid to our non-employee directors for the fiscal year ending June 30, 2015:

Name	Fees earned or paid in cash (Note 1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Comp ($)	Non-Qualified Deferred Comp Earnings ($)	All Other Compensation ($)	Total ($)
Marc Goroff	$24,000	—	$19,503	—	—	—	$43,503
Steven Myers	$30,000	—	$31,770	—	—	—	$61,770
Francis Poli	$36,000	—	$44,037	—	—	—	$80,037
Robert Venable	$40,000	—	$31,770	—	—	—	$71,770
Jeffery Palmer	$30,000	—	$31,770	—	—	—	$61,770

Note 1: For each director, 50% has been paid in cash and 50% has been accrued.

VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock as of October 23, 2015 by (1) all of our directors and executive officers, individually, (2) all of our directors and executive officers, as a group, and (3) all persons who beneficially own more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 22,561,884 shares of our common stock issued and outstanding as of October 23, 2015. “Beneficial ownership” means more than ownership in the usual sense as set forth under the rules of the Exchange Act. For example, a person has beneficial ownership of a share not only if the person owns the share in the usual sense, but also if the person has the power to vote, sell or otherwise dispose of the share.

Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of October 23, 2015 pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share.

Unless otherwise noted, the address of each person named in the table is 2905 Tech Center Drive, Santa Ana, California 92705.

	As of OCTOBER 23, 2015
Name of Director or Executive Officer	Beneficial Ownership Shares	%
Kevin D. Maloney [1]	1,859,315	7.70%
Gregory L. Hrncir [2]	1,418,945	5.93%
Stephen C. Gillings [3]	153,193	0.67%
Thomas Candelaria [4]	459,721	2.00%
Marc H. Goroff, Ph.D. [5]	630,206	2.75%
Steven Myers [6]	1,613,888	6.94%
Francis C. Poli [7]	1,663,396	7.10%
Robert S. Venable [8]	375,000	1.63%
Jeffery W. Palmer [9]	1,308,034	5.70%
Directors and executive officers as a group [10] (9 persons)	9,481,698	32.93%

Name of 5% Holder
Michael C. Robert [11]	2,439,871	10.35%

(1) The shares beneficially owned by Mr. Maloney consist of 266,628 shares of common stock, options to purchase 1,257,976 shares of common stock (of which, 1,092,687 shares are vested), and warrants to purchase 500,000 shares of common stock (of which, all 500,000 shares are vested). Although Mr. Maloney is the stepson of Dr. Goroff, Mr. Maloney disclaims any ownership of the shares beneficially owned by Dr. Goroff.

(2) The shares beneficially owned by Mr. Hrncir consist of 51,510 shares of common stock, options to purchase 1,032,724 shares of common stock (of which, 867,435 shares are vested), and warrants to purchase 500,000 shares of common stock (of which, 500,000 shares are vested).

(3) The shares beneficially owned by Mr. Gillings consist of options to purchase 185,000 shares of common stock (of which, 153,193 shares are vested).

(4) The shares beneficially owned by Mr. Candelaria consist of options to purchase 200,000 shares of common stock (of which, 84,721 shares are vested) and warrants to purchase 500,000 shares of common stock (of which, 375,000 shares are vested).

(5) The shares beneficially owned by Dr. Goroff are held in the name of the Goroff Family Trust and consist of 282,206 shares of common stock, options to purchase 298,000 shares of common stock (of which, all shares are vested), and warrants to purchase 50,000 shares of common stock (of which, all shares are vested).

(6) The shares beneficially owned by Mr. Myers are held in the names of Steven S. Myers, an individual, Dolphin Capital Holdings, Inc., a California corporation, and The Steven S. Myers Revocable Trust DTD 12/01/2000, and collectively consist of 917,874 shares of common stock, options to purchase 140,000 shares of common stock (of which, all shares are vested), and warrants to purchase 556,014 shares of common stock (of which, all shares are vested).

(7) The Shares beneficially owned by Mr. Poli are held in the names of Francis C. Poli, an individual, and Millennium Trust. Co. Custodian FBO Francis C. Poli IRA, and collectively consist of 809,563 shares of common stock, options to purchase 338,000 shares of common stock (of which, all shares are vested), and warrants to purchase 515,833 shares of common stock (of which, all shares are vested).

(8) The shares beneficially owned by Mr. Venable consist of options to purchase 325,000 shares of common stock (of which, all shares are vested), and warrants to purchase 50,000 shares of common stock (of which, all shares are vested).

(9) The shares beneficially owned by Mr. Palmer are held in the names of Jeffery W. Palmer, an individual, and The Angela Marie Palmer Irrevocable Trust, and collectively consist of 920,256 shares of common stock, options to purchase 100,000 shares of common stock (of which, all shares are vested), and warrants to purchase 287,778 shares of common stock (of which, all shares are vested).

(10) Represents the collective beneficial ownership of Messrs. Maloney, Hrncir, Gillings, Candelaria, Goroff, Myers, Poli, Venable, and Palmer.

(11) The shares beneficially owned by Mr. Robert are held in the name of the Robert Family Trust and consist of 1,424,728 shares of common stock and warrants to purchase 1,015,143 shares of common stock (of which, all shares are vested). The registered address of Mr. Robert is 4831 Mt. Longs Dr., San Diego, CA 92117.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSONS TRANSACTIONS AND INDEMNIFICATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our directors and certain of our officers to file reports of holdings and transactions in shares of our common stock with the SEC. Based on our records and other information, we believe that in 2015 our directors and our officers who are subject to Section 16(a) met all applicable filing requirements.

Review and Approval of Transactions with Related Persons

We rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. As of the consummation of the Merger, our Board adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this “Certain Relationships and Related Transactions” section occurred prior to the adoption of this policy.

Certain Relationships and Related Party Transactions

Kevin D. Maloney, our Chairman, President and Chief Executive Officer, is the step-son of Marc H. Goroff, Ph.D., a member of our Board. Other than this relationship, there are no other familial or related party relationships or transactions between QSI and our officers, directors or advisory board members.

Mr. Maloney loaned the Company a total of $48,000 in August and September 2015. As of the date of this proxy, $9,267 has been repaid.

Indemnification

We indemnify our officers and directors to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to QSI. This is required under our Bylaws, and we have also entered into agreements with certain individuals contractually obligating us to provide this indemnification to them.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes our executive compensation program for the fiscal year ended June 30, 2015. We use this program to attract, motivate and retain the colleagues who lead our business. Our Board has responsibility for establishing, implementing and monitoring our compensation philosophy as it relates to our executive officers. Our executive officers have broad policy-making authority, and our Board holds them responsible for our financial performance and for setting and maintaining a culture of strong ethics.

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during the past three fiscal years awarded to, earned by or paid to each of the following individuals. Salary and other compensation for these officers, employees and former officers are set by our Board, except for employee compensation that is set by our officers.

Executive Compensation

Name	Year	Salary ($) (Note 1, Note 2, & Note 3)	Bonus ($)	Stock Awards ($)	Option Awards ($) (Note 4)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

Kevin D.	2015	$234,000	—	—	—	—	—	—	$234,000
Maloney,	2014	$117,082	—	—	—	—	—	—	$117,082
MBA	2013	$201,829	—	—	$362,076	—	—	—	$563,905

Gregory L.	2015	$189,000	—	—	—	—	—	—	$189,000
Hrncir,	2014	$99,750	—	—	—	—	—	—	$99,750
Esq	2013	$180,500	—	—	$338,810	—	—	—	$519,310

Stephen C.	2015	$134,400	—	—	$26,043	—	—	—	$160,443
Gillings,	2014	$69,399	—	—	—	—	—	—	$69,399
MBA	2013	$28,446	—	—	—	—	—	—	$28,446

Note 1. The compensation for 2014 represents the compensation for the six-month period ended June 30, 2014.

Note 2. Mr. Gillings became Chief Financial Officer in September 2013.

Note 3. Salary for Mr. Maloney, Mr. Hrncir, and Mr. Gillings includes $9,000 each ($750/month) health insurance allowance.

Note 4. These option awards were valued at fair market value.

Employment Agreements and Compensation Arrangements

We have entered into employment agreements with the following members of our management team, Kevin D. Maloney, Gregory L. Hrncir, and Tom M. Candelaria. The employment agreements for Messrs. Maloney and Hrncir expire on June 30, 2017 and March 31, 2017, respectively, provide for annual salaries of $225,000 and $180,000, respectively, and provide for annual bonuses at the discretion of our Board. The employment agreement for Mr. Candelaria expires on September 30, 2016, and provides for annual compensation of $120,000. Mr. Candelaria is entitled to cash bonuses based upon the revenues realized by us from the placement of our nano-iron catalysts at commercial ammonia plants in China and elsewhere directly resulting from the efforts of Mr. Candelaria. Each of these employment agreements may be terminated for cause, subject to a 30-day right to cure. In the event of termination for convenience by us, we will be obligated to pay the greater of one year of the then existing salary or the remaining term under the respective employment agreement.

Up to the period ended May 31, 2013, we accrued compensation of approximately $1.0 million payable to a total of nine persons. The accrued compensation has been paid through (1) $293,992 in cash, collectively, from the proceeds of our April 2014 private placement to the nine persons, and (2) the issuance of options to purchase 560,541 shares of our common stock effective June 3, 2013, at an exercise price of $1.30 per share for a period of ten years.

Outstanding Equity Awards at the Fiscal Year End

The following table discloses certain information regarding all outstanding equity awards at fiscal year-end for each of the officers named in the Summary Compensation Table, as of June 30, 2015. Some values contained in the table below have not been, and may never be, realized. The options might never be exercised and the value, if any, will depend on the share price on the exercise date.

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested ($)
Kevin D.	200,000	—	—	$1.50	July 1, 2017	—	—	—	—
Maloney,	11,198	—	—	$1.50	Dec. 15, 2017	—	—	—	—
MBA	400,000	—	—	$1.50	January 1, 2020	—	—	—	—
	249,990	50,010	—	$1.30	June 3, 2023	—	—	—	—
	146,778	—	—	$1.30	June 3, 2023	—	—	—	—
	84,721	115,279	—	$1.80	Nov. 15, 2023	—	—	—	—
	500,000[1]	—	—	$1.50	Sept. 7, 2018	—	—	—	—

Gregory L.	200,000	—	—	$1.50	July 1, 2017	—	—	—	—
Hrncir,	3,843	—	—	$1.50	Dec. 15, 2017	—	—	—	—
Esq.	200,000	—	—	$1.50	January 1, 2020	—	—	—	—
	249,990	50,010	—	$1.30	June 3, 2023	—	—	—	—
	128,881	—	—	$1.30	June 3, 2023	—	—	—	—
	84,721	115,279	—	$1.80	Nov. 15, 2023	—	—	—	—
	500,000[2]	—	—	$1.50	Sept. 7, 2018	—	—	—	—

Stephen C.	37,500	—	—	$1.50	June 19, 2016	—	—	—	—
Gillings,	10,000	—	—	$1.50	Dec. 14, 2017	—	—	—	—
MBA	27,500	—	—	$1.50	January 21, 2020	—	—	—	—
	30,000	—	—	$1.50	Sept. 7, 2021	—	—	—	—
	37,500	7,500	—	$1.30	June 3, 2023	—	—	—	—
	10,693	24,307	—	$2.00	Dec. 26, 2024	—	—	—	—

Footnote:

(1) The disclosure in this line item references an equity award to Kevin D. Maloney, MBA of warrants to purchase 500,000 shares of our common stock, not options.

(2) The disclosure in this line item references an equity award to Gregory L. Hrncir, Esq. of warrants to purchase 500,000 shares of our common stock, not options.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with QSI’s management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement for our Annual Meeting.

Francis C. Poli, Chair

Steven S. Myers

Robert S. Venable

PROPOSAL No. 1

ELECTION OF DIRECTORS

(Item No. 1 on the Proxy Card)

Our Board currently consists of six members. At each annual meeting of stockholders, our director nominees will be elected for a one year term to succeed those directors whose terms are expiring at such annual meeting. This year, all six directors who are currently serving have been nominated to be elected to a one year term. Each person elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current directors to our Board. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors is acting on behalf of, or will act at the direction of, any other person. Kevin D. Maloney, our Chairman, President and Chief Executive Officer, is the step-son of Marc H. Goroff, Ph.D., a member of our Board. Other than this relationship, there are no other familial or related party relationships or transactions involving our officers, directors or advisory members of our Board.

All of the nominees are current directors and have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director. However, should a nominee become unable to serve or should a vacancy on our Board occur before the Annual Meeting, our Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by our Board. In the vote on the election of the director nominees, stockholders may vote FOR nominees or WITHHOLD votes from nominees.

The persons appointed by our Board of Directors as proxies intend to vote “FOR” the election of each of these nominees, unless you indicate otherwise on the proxy or voting instruction card.

Directors are elected by a “plurality” of the shares voted. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, six directors). Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes also will have no effect on the outcome of the election of the directors.

Nominees for Director

The following sets forth the names and ages of the six nominees for election to our Board of Directors.

Name	Age	Position
Kevin D. Maloney, MBA	43	Chairman, Chief Executive Officer and President
Marc H. Goroff, Ph.D.	53	Director
Steven S. Myers	69	Director
Francis C. Poli, Esq.	52	Director
Robert S. Venable, CFA, MBA	52	Director
Jeffery W. Palmer, MBA	52	Director

The following pages contain biographical and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led our Board to determine that each nominee should serve as a director.

Kevin D. Maloney, MBA is our Chairman, Chief Executive Officer and President and has served in the same capacities with QSI since January 2003, and is a co-founder of QSI. Mr. Mr. Maloney is a serial entrepreneur and finance industry executive. He is responsible for QSI’s vision, operational execution, and creating shareholder value. Since the Company’s inception, he has raised more than $30 million in private and government funding and secured brand name global partners in the battery, automotive, and chemical sectors along with multiple government agencies. He also led an IP strategy resulting in several patents and has developed and taken multiple high-value, revenue-producing products to market. Prior to QSI, Mr. Maloney was vice president of institutional sales and marketing at First American Corp. (NYSE:FAF) working in the Capital Management and Trust Division. Previously, Mr. Maloney served as principal and compliance officer at Pacific Investment Management Company (PIMCO), an institutional investment advisory firm with over $2 trillion in assets under management, where he also held NASD Series 7, 26, 63, and 65 securities licenses. With a lifelong passion for health and fitness, Mr. Maloney co-founded a health food company immediately after college and created a “Ready-to-Blend” all natural fruit smoothie product, which grew into a leading pre-packaged solution for convenient, healthy, freshly blended beverages on-the-go. More than 10 million units were sold internationally before being acquired. Over the last 20 years, Mr. Maloney has consulted with and raised capital for numerous private equity transactions ranging from clean energy, chemicals, and software to health food and social media. He is a frequent speaker and panelist at various universities and industry conferences and sits on the regional board of directors of GenNext.Org, an Orange County based nonprofit focused on economic growth, education, and national security. Mr. Maloney has been awarded several U.S. patents and earned his B.A. from the University of California, Irvine and an M.B.A. from Pepperdine University. Based on the above-described expertise, background and experience, we believe that Mr. Maloney is qualified to serve as a member of our Board.

Marc H. Goroff, Ph.D. is a member of our Board of directors and served in the same capacity with QSI since December 2004. Dr. Goroff has more than 20 years of groundbreaking experience in business, technology and academia. Upon completing his Ph.D., Dr. Goroff remained at the California Institute of Technology (Caltech) to perform advanced research in the application of super computers to theoretical physics. Dr. Goroff left academia to co-found his first company, Parasoft, which developed tools for parallel computing. Among his other roles, Dr. Goroff has served as the Director of Software Development at Sandpiper Networks, Exodus, and Cable and Wireless and was Vice President of Engineering at Reliable Distributed Information Corporation where he developed infrastructure software for supercomputers. Dr. Goroff is currently the CTO and co-founder of Quorum Labs where he leads the development of automated management software for defense applications and disaster recovery solutions for commercial businesses. Prior to Quorum Labs, Dr. Goroff was the Chief Technical Officer for Themis Computer, a manufacturer of computer systems for the military & aerospace markets. Dr. Goroff earned his Ph.D. in Theoretical Physics from California Institute of Technology at age 23. Based on the above-described expertise, background and experience, we believe that Dr. Goroff is qualified to serve as a member of our Board.

Steven S. Myers is a member of our Board of directors and served in the same capacity with QSI since September 2011. Mr. Myers is a highly successful, four-time serial entrepreneur and an internationally recognized global thought leader on business competitiveness. He founded an aerospace and defense management consulting company, a Russian-American joint venture, a business jet management company, and a private equity investment company. He graduated from Stanford University with a B.S. in Mathematics. He is the 1999 Ernst & Young “Entrepreneur of the Year” for Software and Information Services for Orange County. Mr. Myers founded the aerospace and defense industry management consulting firm SM&A in 1982. He took SM&A public in 1998, and remained as Chairman & CEO until 2007. He spearheaded industry-changing innovations for winning U.S. Government programs, leading more than $360 Billion in competitions with an 86% win rate. With more than 450 employees and $100 million in revenue, the company was sold to Odyssey Investment partners in 2008. Mr. Myers’ private equity investment firm, Dolphin Capital Holdings, invests in companies with innovative business strategies, including QuantumSphere where he is a Director and serves as Chairman of the Nominating & Governance committee. He also serves on a number of other for-profit and non-profit boards. He is lead Director at Neostem, Inc. a NASDAQ listed biosciences company. He is a frequent lecturer on entrepreneurship at the USC Marshall School of Business. Mr. Myers is also heavily engaged in public service. He is a member of the U.S. State Department Advisory Committee on International Economic Policy and is a former Chairman of the Orange County Homeland Security Advisory Council. In 2012 he served on the Department of Homeland Security Advisory Council Task Force on Cyber Security Resources. He is a Director at the Pacific Council on International Policy and serves as Chairman of their National Security Membership Committee. He is on the Board of Advisors at the Truman National Security Project. Mr. Myers is a two-time Air Force veteran and highly accomplished aviator, with more than 5,600 hours of flight time and ten jet type ratings. In 1992, at the end of the Cold War, Mr. Myers was the first Westerner to fly an aircraft into the Kamchatka Peninsula in Far-Eastern Russia. There, he led the creation of one of the first Russian-American joint ventures, converting a remote, but strategically located military air base into a refueling base for international cargo carriers. He recently finished a book about those experiences. Between 1994 and 2007, his business jet management and charter business operated charter flights worldwide in Gulfstream, Hawker, and Citation aircraft. Based on the above-described expertise, background and experience, we believe that Mr. Myers is qualified to serve as a member of our Board.

Francis C. Poli, Esq. is a member of our Board of directors and served in the same capacity with QSI since November 2006. Francis C. Poli, is executive vice president, general counsel and secretary of Cohen & Steers, Inc. (NYSE: CNS), a diversified financial services firm with $50 billion in assets under management. He is a member of the firm’s executive committee and is president of their broker dealer. Mr. Poli is also secretary of Cohen & Steers Funds, a director of the firm’s non-U.S. funds and affiliates, and is a member of the Internal Audit and Risk Committees. Prior to joining Cohen & Steers in 2007, Mr. Poli spent nine years with PIMCO/Allianz Global Investors, one of the world’s largest asset managers, as managing director, chief legal officer and director of compliance. He was chairman of AGI’s Compliance Committee, and served on the Operating Committee and Risk, Oversight and Controls Committee. Previously, Mr. Poli was an associate general counsel at J.P. Morgan and a securities attorney for Kelley Drye and Warren. He began his securities career in the sales and trading department of a boutique municipal bond-dealer and later performed fixed-income portfolio management and equity investing for a regional asset management firm. Prior to making his way to Wall Street, Mr. Poli worked for IBM in the company’s Thomas J. Watson Research Center and he founded and operated a sports recreation company. Mr. Poli is a financial industry adviser to the Metropolitan Corporate Counsel and he recently co-authored a C-Level business and legal book entitled, Inside the Minds: Understanding Legal Needs of Financial Service Companies. He earned his undergraduate degree at Boston College and law degree at Pace University. Mr. Poli serves as Trustee of the Leopold Schepp Foundation, is a member of the New York and Connecticut Bars, the New York City Bar Association and maintains series 3, 7, 24, and 63 licenses. Based on the above-described expertise, background and experience, we believe that Mr. Poli is qualified to serve as a member of our Board.

Robert S. Venable, CFA, MBA is a member of our Board of directors and served in the same capacity with QSI since January 2006. Mr. Venable is Managing Partner and Chief Financial Officer of SW Asset Management LLC, a global fixed income investment manager primarily focused on emerging market corporate debt. He is responsible for all financial, operational, and compliance matters of the firm. Previously, as Chief Investment Officer for First American Capital Management, an investment advisor that provided services to institutional, endowments, foundations and high-net-worth clientele, Mr. Venable led all investment decision-making activities as well as the investment operations, securities trading, and compliance efforts of the firm. First American managed over $2B in client assets. Prior to joining First American, he served as Vice President in charge of Global Asset Allocation at PIMCO Advisors. He also held the position of Vice President, Portfolio Manager at Pacific Investment Management Company (“PIMCO”). Prior to attending graduate school, Mr. Venable was a Manufacturing Development Engineer for Hewlett-Packard. Mr. Venable received his MBA in Finance, graduating with Distinction, from the Wharton School of Business of the University of Pennsylvania and earned a BS degree in Electrical Engineering and Computer Sciences from the University of California, Berkeley, graduating with High Honors. He has also earned the Chartered Financial Analyst (CFA) designation and is a member of the Phi Beta Kappa Honor Society. Based on the above-described expertise, background and experience, we believe that Mr. Venable is qualified to serve as a member of our Board.

Jeffery W. Palmer, MBA is a member of our Board of directors. Mr. Palmer is the founder and CEO of Rimports, LLC, a manufacturing company that specializes in design driven consumer products with more than 200 employees and annual revenues exceeding $100 million. Mr. Palmer manages relationships with major retailers such as Wal-Mart, Bed Bath & Beyond, Meijer, Fred Meyer, Hobby Lobby, HEB, and Kroger. Rimports has received numerous awards from their customers, Wal-Mart’s Supplier of the Year Award of Excellence in 2012 and 2013, Wal-Mart’s Product Award of Excellence in 2012, and Wal-Mart’s Exceptional New Product Award in 2011. Prior to starting Rimports, Mr. Palmer was the Far East Area Director for ICON Health & Fitness in Hong Kong. He spearheaded the transitioning of its Taiwan-based manufacturing facilities to China, and expanded its production and resource base throughout Asia. During his nearly 10 years of working in China representing ICON, and through strategic partnering, Mr. Palmer was able to cut overall manufacturing costs by as much as 60%, and implement Quality Assurance programs to reduce quality-related costs by over 90%. Mr. Palmer received two B.A. degrees, in Chinese and Philosophy, from Brigham Young University. He later earned an MBA from Northwestern University and an EMBA at the prestigious Hong Kong University of Science and Technology, with concentrations in marketing and finance within an Asian business core. Mr. Palmer speaks fluent Cantonese and Mandarin Chinese. He is a regional finalist in the 2012 Ernst & Young “Entrepreneur of the Year” for the state of Utah. Based on the above-described expertise, background and experience, we believe that Mr. Palmer is qualified to serve as a member of our Board.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

PROPOSAL No. 2

RATIFICATION OF THE SELECTION OF SQUAR MILNER TO SERVE AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2016

(Item No. 2 on the Proxy Card)

On September 23, 2015, the Board selected Squar Milner to serve as our independent registered public accounting firm for our fiscal year ending June 30, 2016. Squar Milner has served as our independent registered public accounting firm since April 22, 2014. Previously, HJ & Associates, LLC (“HJ&A”) served as our independent registered public accounting firm. The decision to change our independent registered public accounting firm was the result of the determination by the Board that it was in the best interests of QSI to have Squar Milner serve as the independent registered public accounting firm since Squar Milner had served as the auditor of QuantumSphere, Inc., a California corporation (“QSI-CA”), since 2006. Squar Milner’s appointment was approved by a majority of our outstanding voting power on August 12, 2014.

Prior to April 22, 2014, the date that Squar Milner was retained as our independent registered public accounting firm:

●	We did not consult Squar Milner regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements;

●	Neither a written report nor oral advice was provided to us by Squar Milner that they concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; and

●	We did not consult Squar Milner regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Dismissal of HJ&A

Our Board dismissed HJ&A as a result of our acquisition of QSI-CA as our wholly owned operating subsidiary through the Merger. We did not have any disagreements with HJ&A with respect to accounting practices or procedures or financial disclosure. HJ&A’s report on our financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor did HJ&A qualify or modify its opinion as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2013 and 2012, and through April 22, 2014, there were no disagreements with HJ&A on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to HJ&A’s satisfaction, would have caused HJ&A to make reference to the subject matter of any disagreement in its reports on our financial statements; or reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

Fees to Independent Registered Public Accounting Firm for Fiscal Year Ended June 30, 2015, Six-Month Period Ended June 30, 2014 and Fiscal Year Ended 2013

Squar Milner has served as the independent registered public accounting firm of the Company since April 22, 2014. For the fiscal year ended December 31, 2013, HJ&A served as our independent registered public accounting firm. The following table sets forth the fees billed to the Company by Squar Milner and HJ&A for their audits of the Company’s annual financial statements and other services for the fiscal year ended June 30, 2015, the six-month period ending June 30, 2014 and the fiscal year ended December 31, 2013.

Audit Fees. Audit fees associated with the annual audit of financial statements, the audit of internal control of financial reporting, the reviews of QSI-CA’s quarterly financial statements, statutory audits, assistance with and review of documents filed with the SEC, issuance of consents, issuance of comfort letters, and accounting consultations for the fiscal year ended June 30, 2015, the six-month period ending June 30, 2014 and the fiscal year ended December 31, 2013 were $110,160, $55,620 and $78,840, respectively.

Audit-Related Fees. Audit-related fees for the fiscal year ended June 30, 2015, the six-month period ending June 30, 2014, and the fiscal year ended December 31, 2013 for assurance and related services that were reasonably related to the performance of the audits of QSI-CA’s financial statements were $0, $0 and $0, respectively.

Tax Fees. Tax fees for the fiscal year ended June 30, 2015, the six-month period ending June 30, 2014, and the fiscal year ended December 31, 2013 for tax compliance, tax advice and tax planning were $0, $0 and $0, respectively. These services consisted primarily of review of QSI-CA’s U.S. Federal income tax return Form 1120 and California state income tax return Form 100.

All Other Fees. Squar Milner and HJ&A did not perform any material professional services other than those described above in the fiscal year ended June 30, 2015, the six-month period ending June 30, 2014, and the fiscal year ended December 31, 2013.

Audit Committee Pre-Approval Policy

Our Audit Committee will pre-approve the engagement of Squar Milner for any non-audit services in order for Squar Milner to remain independent. The Audit Committee will delegate to its chair or, if he is unavailable, any other member of the Audit Committee, the right to pre-approve all audit services, between regularly scheduled meetings, subject to presentation to the full Audit Committee at its next meeting.

The persons appointed by our Board of Directors as proxies intend to vote “FOR” the ratification of Squar Milner to serve as our independent registered public accounting firm for our fiscal year ending June 30, 2016, unless you indicate otherwise on the proxy or voting instruction card.

Although we are not required by Nevada law, our Articles or our Bylaws to submit the appointment of Squar Milner to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2016, to a vote of stockholders for ratification, our Board is doing so as a matter of good corporate practice. Even upon the ratification of Squar Milner to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2016, our Board may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be advisable and in the best interests of QSI and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “ FOR” the ratification of SQUAR MILNER TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM for THE FISCAL YEAR ENDING JUNE 30, 2016.

REQUIREMENTS, INCLUDING DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINEES

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on June 30, 2016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

To be in proper form, a stockholder’s proposal or nomination must comply with SEC Rule 14a-8. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about compliance with SEC and other requirements. We will not consider any proposal or nomination that does not meet the requirements of SEC Rule 14a-8 for submitting a proposal or nomination.

Under our bylaws, only such business shall be conducted as shall have been brought before the meeting as specified in the meeting notice, by or at the direction of the Board or by any stockholder who is a stockholder of record at the time of giving of the meeting notice, who is entitled to vote at such meeting and who complies with the notice procedures set forth in Section 2.04 of our bylaws. Pursuant to such notice procedures, a stockholder notice of a matter to be considered for the 2016 Annual Meeting must be received by the Company not less than 10 nor more than 60 days before the 2016 Annual Meeting to be considered timely.

Notices of intention to present proposals at the 2016 Annual Meeting must be addressed to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with SEC and other applicable requirements.

ANNUAL REPORT TO STOCKHOLDERS

Our 2015 Annual Report on Form 10-K is available electronically and accompanies this Proxy Statement to our stockholders. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not to be considered to be a part of our proxy solicitation materials.

Upon request, we will provide, without charge to each stockholder of record as of the record date specified on the first page of this Proxy Statement, a copy of our Annual Report on Form 10-K as filed with the SEC. Any exhibits listed in the Annual Report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our executive offices set forth on the first page of this Proxy Statement.

OTHER MATTERS

Our Board knows of no matters, other than the proposals presented above, to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card enclosed with this Proxy Statement to vote the shares they represent as our Board may recommend.

ADDITIONAL INFORMATION

Should you have any questions regarding these matters, please feel free to contact Gregory L. Hrncir, Chief Strategy Officer and General Counsel, phone number: (714) 545-6266 (work); and e-mail: ghrncir@qsinano.com.

EXHIBIT A

PROXY

QUANTUMSPHERE, INC.

2095 TECH CENTER DRIVE, SANTA ANA, CALIFORNIA 92705

The Notice & Proxy Statement and Annual Report on Form 10-K are available at: http://www.hivedms.com/QuantumSphere.

PROXY SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF QUANTUMSPHERE, INC.

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 18, 2015

The undersigned hereby appoints Kevin D. Maloney, Chairman, Chief Executive Officer and President of QuantumSphere, Inc., a Nevada corporation (“QSI”), and Gregory L. Hrncir, Chief Strategy Officer and General Counsel of QSI, as attorney-in-fact and proxy for the undersigned, with full power of substitution and hereby authorizes such persons, whether jointly or individually, to represent and to vote as designated below, all of the shares of common stock of QSI that the undersigned is entitled to vote, at the 2015 Annual Meeting of Stockholders of QSI to be held on December 18, 2015 at 10:00 a.m., local time, at QSI’s offices located at 2905 Tech Center Drive, Santa Ana, California 92705, or any adjournment or postponement thereof, upon the matters set for the below.

UNLESS A DIFFERENT INDICATION IS MADE ON THIS FORM, THE PROXIES WILL VOTE FOR EACH OF THE LISTED BOARD NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2 AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

Address change/comments:

For address changes/comments please either mail or email your updated information to: Interwest Transfer Co., Inc., P O Box 17136, Salt Lake City, UT 84117 or info@interwesttc.com. In your submittal please identify our Company name and your name and stockholder control number.

QUANTUMSPHERE, INC. 2905 TECH CENTER DRIVE SANTA ANA, CA 92705	VOTE BY INTERNET - www.proxypush.com/itc Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote.

VOTE BY PHONE – 866-702-2536

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions to vote.

VOTE BY MAIL

Mark, sign and date your proxy card and return it to Interwest Transfer Co., Inc., P O Box 17136, Salt Lake City, UT 84117

TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

The Board of Directors recommends that you vote FOR the listed nominees:	**For All**	**Withhold All**	**For All Except**	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1 Election of Directors Nominees	☐	☐	☐	____________________

01 Kevin D. Maloney　　02 Marc H. Goroff　　03 Steven S. Myers
04 Francis C. Poli　　05 Robert S. Venable　　06 Jeffery W. Palmer

The Board of Directors recommends you vote FOR the this proposal:

NOTE: When properly executed, this proxy will be voted as directed. If this proxy is properly executed but no direction is given, the proxies will vote FOR proposals 1 and 2. If any other matters properly come before the meeting, the proxies will vote as the Board may recommend.

For address change/comments, mark here. ☐

Name(s)____________________**Signature(s)**____________________**Date**__________ **, 2015.**

NOTE: Please sign exactly as your name or names appears hereon. When shares are held by joint owners, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

EXHIBIT B

ANNUAL REPORT ON FORM 10-K